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                                                                      Exhibit 99

                           Allied Research Corporation


FOR IMMEDIATE RELEASE                 For More Information, Contact:
July 31, 2002                         John G. Meyer, Jr., EVP and COO
                                      800-847-5322
                                      Jim Drewitz, Investor Relations
                                      972-355-6070


                 ALLIED RESEARCH ACQUIRES SEASPACE CORPORATION:
                INTERNATIONAL LEADER IN SYSTEMS FOR RECEIVING AND
             INTERPRETING WEATHER AND ENVIRONMENTAL SATELLITE DATA

        Accretive Acquisition Includes Customer Base in Over 30 Countries and Strengthens Industry Leadership Position

VIENNA, Virginia, July 31, 2002 - Allied Research Corporation (AMEX: ALR) announces the acquisition of SeaSpace Corporation, of Poway, California, in a cash and stock transaction. The SeaSpace transaction, along with NS Microwave and Titan Dynamics Systems, Inc., marks the third modest acquisition in the short tenure of Allied Research's new management team, as they build a strategic portfolio of defense and security companies. As with the others, SeaSpace is expected to quickly add to Allied Research's earnings. Transaction terms were not announced.

SeaSpace is the world's leading supplier of environmental satellite ground reception systems. Its proprietary TeraScan(R) software processes earth remote sensing satellite data for mission- critical applications requiring timely and accurate weather and environmental information. Founded in 1982, SeaSpace pioneered the development of cost-effective, easily deployed systems, and has built a worldwide base of over 450 military, commercial, and academic customers. SeaSpace has also established market leadership in development and deployment of ground stations supporting the newest generation of "X-Band" satellites being launched by NASA and other organizations.

General (Retired) J.H. Binford Peay, III, Chairman, President and CEO of Allied Research said, "SeaSpace fits perfectly into Allied Research's expanding strategic defense and security portfolio, supplying both military and commercial customers, including federal agencies, with critical safety and environmental security information. We believe multiple technical and administrative synergies and cross-selling opportunities exist between SeaSpace and our other business units.

"SeaSpace opens yet another door for Allied Research as we continue to fulfill our strategic vision. It is our first acquisition in the Environmental Security and Safety sector, providing tools for the protection of people, physical assets and the environment. It is a dynamic company, with a world-class team at the helm, and we are very happy to welcome SeaSpace to the Allied family."

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SeaSpace Corporation will continue to operate from its current location in
Poway, California, with the same management team, headed by its President, Linda
S. Bernstein, and Chief Technology Officer, Dr. Robert L. Bernstein.

Dr. Bernstein said, "We are excited to become a subsidiary of Allied Research Corporation. The outstanding support of Allied Research and its management team will accelerate access to new markets, allow for expanded product and core technology development, and provide significant benefit to our existing and future customers."

About Allied Research Corp.

Allied Research Corporation is a diversified defense and security firm, developing and producing conventional ammunition, sophisticated security systems, innovative training and simulation products, and mission-critical safety and environmental products, for markets in Europe, Asia, Africa, Antarctica, North America and South America.

 For more Information, please visit the Company web site: www.alliedresearch.com

Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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